                                                                    Exhibit 99.2

[KPMG LOGO]

                          Independent Auditors' Report


The Board of Directors,

Inspire Infrastructure 2i AB

We have audited the consolidated balance sheets of Inspire Infrastructure 2i AB as of December 31, 2003 and 2004, and the related consolidated statements of income and cash flows for each of the years in the two year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Inspire Infrastructure 2i AB as of December 31, 2003 and 2004, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2004 in conformity with generally accepted accounting principles in the United States.

Stockholm, Sweden
February 28, 2005
KPMG Bohlins AB

/s/ Cronie Wallquist
Cronie Wallquist
Partner

                          INSPIRE INFRASTRUCTURE 2i AB
                          CONSOLIDATED BALANCE SHEETS

                                 December 31,      December 31,
                                    2004              2003
                                    ----              ----
Current assets:
  Cash and cash equivalents     SEK   414,413      SEK 208,686
  Accounts receivable                 987,975          164,841
  Other receivables                   144,379           97,815
  Other current assets                 19,491           37,804
  Prepaid expenses                    141,308           98,344
                                    ---------          -------
  Total current assets              1,707,566          607,490

Machinery and equipment, net          186,855          170,802
                                    ---------          -------
Total assets                    SEK 1,894,421      SEK 778,292
                                    =========          =======

The accompanying notes form an integral part of these Consolidated Financial Statements

                          INSPIRE INFRASTRUCTURE 2i AB
                           CONSOLIDATED BALANCE SHEETS

                                               December 31,     December 31,
                                                  2004             2003
                                                  ----             ----
Current Liabilities:
  Accounts payable                            SEK    74,266      SEK    25,327
  VAT payable                                        55,002                 --
  Accrued legal expense                             200,000                100
  Accrued audit fee                                  80,000             15,000
  Accrued consultant's fee                           80,000                 --
  Accrued interest expense                          147,332            114,172
  Other accrued liabilities                          29,949                 --
  Due to stockholders                                10,870                 --
  Deferred revenue                                   43,225                 --
  Income tax                                         28,308                 --
                                                  ---------          ---------
  Total current liabilities                         748,952            154,599

Amount due to officer                               360,000            300,000
Deferred tax                                          9,436                 --
Long-term note payable                              650,000            650,000
                                                  ---------          ---------
  Total liabilities                               1,768,388          1,104,599
                                                  ---------          ---------
Minority interest in subsidiary                      20,020             20,020

Stockholders' equity
Common stock, 1,000 shares, per value
100 SEK per share, authorized, issued
and outstanding for all periods presented           100,000            100,000
  Accumulated income (deficit)                        6,013           (446,327)
                                                  ---------          ---------
  Total stockholders' equity (deficit)              106,013           (346,327)
                                                  ---------          ---------
Total liabilities and stockholders' equity    SEK 1,894,421      SEK   778,292
                                                  =========          =========


The accompanying notes form an integral part of these Consolidated Financial Statements.

                          INSPIRE INFRASTRUCTURE 2i AB
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Years ended December 31,
                                             ------------------------
                                              2004              2003
                                              ----              ----
Revenue:
Consulting                               SEK 1,801,733     SEK   738,132
Licenses fee                                   964,980           394,200
Hardware                                       189,672                --
                                             ---------         ---------
Total revenue                                2,956,385         1,132,332

Operating expenses:
  Search serving                               883,043            45,584
  Sales and marketing                          446,628           655,722
  General and administrative                 1,083,391           621,760
                                             ---------         ---------
    Total operating expenses                 2,413,062         1,323,066
                                             ---------         ---------
Operating income (loss)                        543,323          (190,734)
  Interest and other income (expense)          (53,239)          (39,913)
                                             ---------         ---------
Income (loss) before income taxes              490,084          (230,647)
  Provision for income taxes                    37,744                --
                                             ---------         ---------
Net income (loss)                        SEK   452,340     SEK  (230,647)
                                             =========         =========


The accompanying notes form an integral part of these Consolidated Financial Statements.

                          INSPIRE INFRASTRUCTURE 2i AB
               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                                EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 2003 AND 2004

                                           Common Stock             Accumulated          Total
                                           ------------               Income         Stockholders'
                                       Shares        Amounts         (Deficit)          Equity
                                       ------        -------         ---------          ------
Balance at December 31, 2002            1,000      SEK 100,000     SEK (215,680)     SEK (115,680)
Net loss                                   --               --         (230,647)         (230,647)
                                       ------          -------         --------          --------
Balance at December 31, 2003            1,000          100,000         (446,327)         (346,327)
Net income                                 --               --          452,340           452,340
                                       ------          -------         --------          --------
Balance at December 31, 2004            1,000      SEK 100,000     SEK    6,013      SEK  106,013
                                        =====          =======         ========          ========


       The accompanying notes form an integral part of these Consolidated
                             Financial Statements.

                          INSPIRE INFRASTRUCTURE 2i AB
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       Years ended December 31,
                                                       ------------------------
                                                        2004              2003
                                                        ----              ----
Cash flows from operating activities:
  Net income (loss)                                 SEK  452,340      SEK (230,647)

  Adjustments to reconcile net income (loss) to
    cash provided by operating activities:
    Depreciation                                          61,697            45,722
    Deferred tax                                           9,436                --

  Changes in operating assets and liabilities:
    Accounts receivable                                 (823,134)           70,200
    Prepaid expenses and other receivables               (71,215)          116,145
    Accounts payable and accrued liabilities             551,128            74,478
    Deferred revenue                                      43,225           (30,000)
                                                        --------          --------
      Net cash provided by operating activities          223,477            45,898
                                                        --------          --------

Cash flows from investing activities:
  Capital expenditures                                   (77,750)         (176,794)
                                                        --------          --------
      Net cash used in investing activities              (77,750)         (176,794)
                                                        --------          --------
Cash flows from financing activities:

  Proceeds from note due to officer                       60,000           300,000
                                                        --------          --------
      Net cash provided by financing activities           60,000           300,000
                                                        --------          --------
Net increase in cash and cash equivalents                205,727           169,104
Cash and cash equivalents, beginning of year             208,686            39,582
                                                        --------          --------

Cash and cash equivalents, end of year              SEK  414,413           208,686
                                                        ========          ========

Supplemental cash flow information:
  Interest paid                                     SEK    6,200            36,770
  Tax paid                                                    --                --


The accompanying notes form an integral part of these Consolidated Financial Statements.

                          INSPIRE INFRASTRUCTURE 2i AB

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Inspire Infrastructure 2i AB, a Swedish Limited Liability company (the Company), is a local search technology provider for Internet and wireless search services. The Company provides search technology for business and people search, with geo-spatial relevance. The technology is either installed on customer premises or provided to customers on a pure application service provider (ASP) basis. The company is located in Stockholm, Sweden and has a dormant subsidiary in Barcelona, Spain.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the Untied States of America and include the accounts of the Company and its subsidiary. All intercompany balances have been eliminated.

Foreign Currency Translation

The Company measures the financial statements for its foreign subsidiary using the local currency as the functional currency. The functional currency of the company is Swedish crowns, SEK. Assets and liabilities of this subsidiary are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at the rates prevailing during the year. Translation adjustments from this process are included in stockholders' equity. Any gains or losses from foreign currency transactions are included in interest and other income (expense).

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains accounts in both local currency (SEK) and in Euros (EUR) to facilitate receipts and payments to foreign countries. Amounts in foreign currencies are translated at year-end exchange rates.

Accounts receivable

The Company's accounts receivable are due primarily from customers located in Europe, mainly Finland, Holland and Great Britain. The Company invoices its customer's in both local currency and foreign currency. Management analyzes accounts receivable and historical bad debt, customer concentration, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. As of December 31, 2004, one customer, located in Great Britain, represented 85% or total accounts receivable.

The Company has been dependent on a few number of large customers during the financial years 2003 and 2004. Three customers accounted for approximately 50% of total sales in 2003 and one customer accounted for approximately 60% of the sales in 2004.

Machinery and Equipment

Machinery and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated under the straight-line basis over estimate useful lives of the respective assets as follows:

Computer Equipment     5 years
Other Assets           5 years

Repairs and maintenance expenditures that do not significantly add value to the the machinery and equipment, or prolong its life, are charged to expense, as incurred. Gains and losses on dispositions of machinery and equipment are included in the operating results.

Impairment of Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets (SFAS No. 144), which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In accordance with SFAS No, 144, assets to be held and used are reviewed if events, or changes in circumstances, indicate that their carrying value may not be recoverable. For the years ended December 31, 2003 and 2004, management had no evidence of impairment.

Fair Value of Financial Instruments

The Company's balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the relatively short period of time between origination of the instruments and their expected realization.

Deferred Revenue

Deferred revenue represents deposits from customers for search license fees and is recognized as revenue in the period for which the searches occur. Revenue is recognized per actual use.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the Company's fees is probable.

The Company generates revenue when a search is performed using the Company's software license whether installed at the customer's location, hosted by the Company, on the Internet, or through mobile phone text messaging or Short Message Service (SMS). The Company also generates revenue by acting as an application service provider (ASP) and providing custom development services.

Search Serving

Search serving expenses consist primarily of data center costs, Internet connectivity costs, and computer hardware.

Research and Development

Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Cost of Computer SoffA-are to Be Sold, Leased, or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. The Company docs not incur material costs between the establishment of technological feasibility of its products and the point at which the products are ready for general release. Therefore, research and development costs are charged to the statement of operations as incurred..

Income Taxes

The Company records a provision for income taxes in accordance with Swedish tax regulations.

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Provision for deferred taxes is made to the extent that it is not more likely than not that an asset will be realizable in future.

Comprehensive Income (Loss)

The Company accounts for comprehensive income (loss) using SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income (loss), as defined therein, refers to revenue, expenses, gains and fosses that are not included in net income (loss) but rather are recorded directly in shareholders' equity. For the year ended December 31, 2004 and 2003, comprehensive income (loss) equals net income
(loss).

2.    DEPRECIATION ALLOCATION IN CONSOLIDATED STATEMENT of OPERATIONS


                                      2004               2003
Search serving                           0                  0

Sales and marketing                      0                  0

General and administrative          61,697             45,722
                                    ------             ------

Total depreciation                  61,697             45,722


3.    INTEREST AND OTHER INCOME (EXPENSE)

The interest income for the years ended December 31, 2004 and 2003 amounted to SEK 26 and SEK 535, respectively. The interest expense for the years ended December 31, 2004 and 2003 amounted to SEK 40,446 and SEK 39,360, respectively. The exchange losses for the year ended December 31, 2004 and 2003 amounted to SEK 12,819 and SEK 1.088, respectively.

4.    INCOME TAX

The provision for income taxes for the year ended December 31, 2004 and 2003 is comprised of current income tax and deferred income tax. Differences between the statutory and effective tax rates are primarily due to valuation allowances recorded to offset deferred tax benefits associated with net operating losses from previous years.

Income tax for the year includes:


                                        2004                    2003

Current tax                             28,308                     -

Deferred tax                             9,436                     -
                                         -----                  ----
Tax expense                             37,744                     -

Reconciliation of effective tax rate

                                           2004                   2003
                                    Per cent    Amount     Per cent       Amount
Profit (Loss) before taxes                      490,084                 (230,647)

Income tax using the corporate
tax rate                            28.0%      (137,224)     28.0%        64,581

Non-deductible expenses              3.2%       (15,807)     (5.0%)      (11,440)

Tax-exempt income                    0.0%            26       0.0%            45

Change in valuation allowance      (23.5%)      115,261       0.0%             0

Effect of the tax losses             0.0%             0     (23.0%)      (53,141)
not utilized

Reported tax expense                 7.7%      (37,744)       0.0%             0

                                     December 31,         December 31,
                                         2004                 2003
Deferred tax asset

Tax loss carry forward                      0              411,645

Total deferred tax asset (28%)              0              115,261

Valuation allowance                         0             (115,261)

Total deferred tax asset, net               0                    0

Deferred tax liability

Untaxed reserves                        9,436                    -

Total deferred tax liability            9,436                    -

5.    ACCOUNTS RECEIVABLE

                            DECEMBER 31,   DECEMBER 31,
                               2004            2003

Allowance for bad debts          0                0


6.    PREPAID EXPENSES

                                     December 31,         December 31,
                                         2004                 2003
Prepaid rent                            98,411               83,562
Prepaid insurance                       16,924               12,187
Prepaid internet cost                   25,973                2,595
                                        ------                -----

Total prepaid expenses                 141,308               98,344


7.    MACHINERY AND EQUIPMENT

Machinery arid equipment consists of the following:

                                        December 31,              December 31,
                                           2004                      2003
                                        ------------              ------------
Computer equipment                SEK     274,648        SEK        201,930
Other assets                               38,879                    33,847
                                        ------------              ------------

                                          313,527                   235,777
Less accumulated depreciation            (126,672)                  (64,975)
                                        ------------              ------------

Machinery and equipment, net     SEK      186,855        SEK        170,802


8.    LONG-TERM NOTE PAYABLE

On June 2001, the Company entered into an agreement with NUTEK, in which NUTEK would grant the Company SEK 650,000 to develop wireless location based PDA software. NUTEK is a government organization that grants companies loans to build and market specific projects. The notes contain A conditional repayment obligation which requires that if the reached results of the project generate revenues, a 50% repayment of revenues should be made until the loan is fully repaid. The project upon which this loan was granted finished in March 2002, and has not generated any revenues. Inspire bears interest of the interest rate set by the Swedish central bank + 3.75%.

9.    NOTE DUE TO OFFICER

During 2003, Antony Waldorf, our Chief Executive Officer made a contribution to the Company, in accordance with Swedish law, SEK 300,000, to restore the share capital. The contribution will be repaid upon a condition that the company has unrestricted equity and that it is proposed by the shareholders that a repayment is made.

During 2004, Antony Waldorf, our Chief Executive Officer made a contribution to the Company, in accordance with Swedish law, SEK 60,000, to restore the share capital. The contribution will be repaid upon a condition that the company has unrestricted equity and that it is proposed by the shareholders that a repayment is made.

10.   MINORITY INTEREST IN SUBSIDIARY

On December 2003, the Company formed a subsidiary in Spain, Inspire SL. The Company contributed SEK 60,061 in the form of a receivable payable on demand for 75% of Inspire SL (2,325 shares).

The Company consolidates Inspire SL and record the minority interest on the balance sheet for the portion not owned by the Company.

11.   COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office space under an operating lease agreement that expires in December 31, 2008. The future minimum lease payments under non-cancelable operating leases at December 31, 2004 are as follows:

                                              Operating
                                               Leases
                                              ---------
Year ended December 31,
2005                                    SEK      285,000
2006                                             285,000
2007                                             285,000
2008                                             285,000
                                             ------------
Total minimum lease payments            SEK    1,140,000
                                             ===========

Rent expenses for the years ended December 31, 2003 and 2004 were SEK 285, 000 and SEK 285, 000, respectively.

12.   SUBSEQUENT EVENTS

Interchange Corporation, a company listed on the NASDAQ in the United States announced on February 9, 2005 that it has signed a definitive agreement to acquire Inspire Infrastructure 2i AB in a share purchase transaction. Under the terms of the agreement, the Inspire shareholders will receive an aggregate of $15 million in cash and will be eligible to receive up to 447,067 shares of common stock, which represents $7.5 million based on a 30-day trailing average, subject to the satisfaction of certain performance criteria over the next two years. Following the closing of the acquisition, Inspire will be renamed Interchange Europe.

The closing of the transaction is subject to the completion or satisfaction of certain conditions precedent. The transaction is expected to close in the first quarter of 2005. The acquisition will be made by Interchange Europe Holding Corporation, a newly created, wholly-owned subsidiary of Interchange.